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                                                                    EXHIBIT 1




                       BALLY'S PARK PLACE FUNDING, INC.

                           (a Delaware corporation)

                  ________% First Mortgage Notes due 2004

                              PURCHASE AGREEMENT

                                                              ____________, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
JEFFERIES & COMPANY, INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
LIBRA INVESTMENTS, INC.
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281-1305


Dear Sirs:


   Bally's Park Place Funding, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Jefferies & Company, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Libra Investments, Inc. (together, the "Underwriters") with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $425,000,000 principal amount of its ______% First Mortgage Notes due 2004 (the "Securities"). The Securities are to be issued pursuant to an indenture dated as of ________, 1994 (the "Indenture") among the Company, Bally's Park Place, Inc., a Delaware corporation, as guarantor (the "Guarantor"), Bally's Park Place, Inc., a New Jersey corporation (the "Operating Company"), Bally's Park Place Realty Co., ("Realty Co."), a New Jersey corporation and First Bank National Association, a ______________ , as trustee (the "Trustee").


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   Payment of principal and interest on the Securities will be guaranteed (the
"Guaranty") by the Guarantor. The Securities will be secured by certain properties and assets of the Operating Company, a wholly owned subsidiary of the Guarantor, and property of Realty Co., a wholly owned subsidiary of the Operating Company. In order to create the security interests in such properties and assets and to determine the relative rights therein of the holders of the Securities, the Guarantor, the Company, the Operating Company and Realty Co., as the case may be, will execute and deliver the Mortgage and Security Agreement with Assignment of Rents, the Assignment of Leases and Rents and the Note Pledge Agreement; such documents are sometimes collectively referred to herein as the "Security Documents," and the properties and assets subject thereto are collectively referred to as the "Collateral."

   Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and Merrill Lynch, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.


   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33- 51765) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regula-


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tions"), as from time to time amended or supplemented pursuant to the
1933 Act) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

   The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

   Section 1.  Representations and Warranties.

     (a) The Company and the Guarantor, jointly and severally, represent and warrant to each Underwriter as of the date hereof and as of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

       (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "1939 Act"), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement

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  becomes effective, in which case at the time it is first
  provided to the Underwriters for such use) and at Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

    (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


    (iii) The consolidated financial statements and related notes included in the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data set forth in the Prospectus under the captions "Prospectus Summary," "Summary Financial Data," "Consolidated Capitalization," "Selected Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are prepared on an accounting basis consistent with such financial statements, except as otherwise stated therein.





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        (iv)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.



        (v) Each of the Guarantor and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Prospectus; and each of the Guarantor and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify would not have a material ad- verse effect on the condition, financial or otherwise, or the earnings or business affairs of the Guarantor and its subsidiaries considered as one enterprise.



        (vi) The Guarantor had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under "Consolidated Capitalization;" the






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   shares of issued and outstanding capital stock of the Guarantor have been duly authorized and validly issued and are fully paid and non-assessable.


        (vii) All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable, is directly or through subsidiaries wholly owned by the Guarantor, free and clear of any security interest, mortgage, pledge, lien, encumbrance, transfer restriction, claim or equity (except those restrictions on transferability set forth in the charter documents of such subsidiaries as required by the New Jersey Casino Control Act (the "Casino Control Act")). Except for transactions described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in any subsidiary of the Guarantor.



        (viii) The Securities have been duly and validly authorized by the Company and the Securities, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in Section 515 of the Indenture may be unenforceable. The Securities






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   conform in all material respects to the description thereof contained in the Prospectus.


        (ix) The Guaranty has been duly and validly authorized by the Guarantor, and the Guaranty, when the Notes are authenticated by the Trustee, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in Section 515 of the Indenture may be unenforceable. The Guaranty conforms in all material respects to the description thereof contained in the Prospectus.



        (x) The Indenture has been duly and validly authorized by the Guarantor, the Company, the Operating Company and Realty Co., and the Indenture, when executed and delivered by the Guarantor, the Company, Realty Co., the Operating Company and the Trustee, will constitute a valid and binding obligation of the Guarantor, the Company, the Operating Company and Realty Co. enforceable against the Guarantor, the Company, the Operating Company and Realty Co. in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in Section 515 of the Indenture may be unenforceable. The Indenture conforms in all mate-






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   rial respects to the description thereof contained in the Prospectus.


        (xi) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Guarantor, the Company and the Operating Company and are valid and binding obligations of the Guarantor, the Company and the Operating Company enforceable against the Guarantor, the Company and the Operating Company in accordance with their terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.



        (xii) The Security Documents have been duly and validly authorized by the Company, the Operating Company and Realty Co. as the case may be, and, when executed and delivered by the Company, the Operating Company and Realty Co., as the case may be, at or prior to the Closing Date, will constitute valid and binding obligations of the Company, the Operating Company and Realty Co., as the case may be, enforceable against the Company, the Operating Company and Realty Co., as the case may be, in accordance with their respective terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law); upon (x) the release or cancellation of the mortgages and security agreements with assignments of leases and rents and the assignments of leases and rents (collectively, the






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        "Existing Mortgages") encumbering the real property portion of the
   Collateral relating to (A) the Company's 11 7/8% First Mortgage Notes due 1999 (the "Existing Notes") and (B) the Loan Agreement dated as of June 30, 1992 by and among the Operating Company, the Guarantor, Realty Co. and First Fidelity Bank, N.A., New Jersey (the "Senior Lender"), as agent for the banks signatory thereto (the "Existing Loan Agreement"), (y) the termination of the UCC Financing Statements encumbering the property described therein relating to the Existing Notes and the Existing Loan Agreement, and (z) the completion of all necessary registrations, recordings and filings thereof under applicable law, as amended, encumbering the real property portion of the Collateral, the Mortgage will create a valid first encumbrance lien in and upon the real property portion of the Collateral, provided, however, that the lien of the Mortgage will rank pari passu with the lien of security documents relating to the new loan agreement to be entered into by and among the Operating Company, the Guarantor, Realty Co., [the Company] and the Senior Lender (the "New Loan Agreement"), and, except as set forth in the Security Documents and the UCC-1 Financing Statements (the "Financing Statements") or as described in the Prospectus, the Collateral is not subject to any lien, charge, security interest or other encumbrance prior in right to the security interests that will be created by the Security Documents and the Financing Statements. The Security Documents conform in all material respects to the description thereof in the Prospectus.



        (xiii) Neither the Guarantor nor any of its subsidiaries is in violation of its charter or by-laws and neither the Guarantor nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them






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        may be bound, or to which any of the property or assets of the
   Guarantor or any of its subsidiaries is subject   except for those defaults
   which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise or would not materially adversely affect the consummation of the transactions contemplated by this Agreement; and, upon
   (x) the effectiveness of the New Loan Agreement and the termination of the Existing Loan Agreement and the security documents relating thereto, and (y) the purchase by the Company of certain out- standing Existing Notes, the defeasance by the Company of the remaining outstanding Existing Notes and the discharge of the indenture and release of the security documents relating thereto, the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture, the Guaranty and the Security Documents and the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of the Securities and the Guaranty, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, except such breaches or defaults as would not have a material adverse effect on the condition, financial or otherwise, or the earnings , business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise or would not materially adversely affect the consummation of the transactions contemplated by this Agreement, nor will such actions result in any violation of the provisions of the charter or by-laws of the






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  Guarantor or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree.


       (xiv) No labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Guarantor, is imminent; and the Guarantor is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or contractors of the Guarantor or any of its subsidiaries which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.



       (xv) Other than as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency, or body, domestic or foreign, now pending, or to the knowledge of the Guarantor and its subsidiaries, threatened, against or affecting the Guarantor or any of its subsidiaries, which is required to be disclosed in the Prospectus wherein an unfavorable ruling, finding or decision would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, or which would materially and adversely affect the properties or assets thereof or which would materially or adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Guarantor or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company required to be filed as exhibits to the Registration Statement by the 1933 Act or by






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  the 1933 Act Regulation which have not been so filed.


       (xvi) The Guarantor and its subsidiaries own, license or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Guarantor nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such property, and such property has not been the subject of any unfavorable decision, ruling or finding, which would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.



       (xvii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations and the qualification of the Indenture under the 1939 Act, which qualification has been obtained or, if the Registration Statement has not yet become effective as of the date hereof, will be obtained at such time as the Registration Statement becomes effective and except such as may be required under state securities laws and such approvals as may be required by the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement (the "Gaming Authorities"), which such Gaming Authorities approvals have been obtained or will be obtained prior to the Closing Time (as defined).






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       (xviii)  The Guarantor and its sub sidiaries possess such certificates, licenses, authorities or permits and other governmental authorizations (collectively, "Permits") issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (which Permits are valid and in full force and effect) the absence of which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, and are operating in compliance with the Permits in all material respects, and neither the Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.



       (xix) Upon (x) the effectiveness of the New Loan Agreement and the termination of the Existing Loan Agreement and the security documents relating thereto, and (y) the purchase by the Company of certain outstanding Existing Notes, the defeasance by the Company of the remaining outstanding Existing Notes and the discharge of the indenture and release of the security documents relating thereto, no default or event of default with respect to any Indebtedness (as such term is defined in the Indenture) entitling the holders thereof to accelerate the maturity thereof exists or will exist as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and the Guarantor and its subsidiaries have duly performed or observed all material obligations, agreements, covenants or conditions contained in any material contract, in-






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  denture, mortgage, agreement or instrument relating to any Indebtedness.


       (xx) Each of the Guarantor, the Operating Company, the Company and Realty Co., as the case may be, have full corporate power and authority to execute, deliver and perform their obligations under this Agreement, the Pricing Agreement, the Guaranty, the Security Documents and the Indenture and the Company and the Guarantor have full corporate power and authority to issue, sell and deliver the Securities and the Guaranty respectively.



       (xxi) The Guarantor and each of its subsidiaries have good and marketable title to, or valid leasehold interests in, their respective properties, free and clear of all material liens, charges and encumbrances and equities of record, except for Permitted Encumbrances (as defined in the Mortgage) and as set forth in the Security Documents and the Prospectus and except for the Existing Mortgages; and at the Closing Time, the Guarantor will have good and marketable title to the Collateral, free and clear of all liens and defects, except as set forth in the Security Documents or reflected in the Prospectus. The properties of the Guarantor and its subsidiaries are in good repair (reasonable wear and tear excepted), adequately insured and suitable for their respective uses. Any real properties held under lease by the Guarantor and its subsidiaries are held by them under valid subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Guarantor and its subsidiaries taken as a whole.



       (xxii) Neither the Guarantor nor any subsidiary is, or as a result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding






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  Company Act of 1935, as amended.  Neither the Company nor the Guarantor nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the issuance, execution or delivery of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation U (12 C.F.R. Part
  221) or Regulation X (12 C.F.R. Part 224), insofar as said Regulation applies to Regulations G and U, of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect at the Closing Time.


       (xxiii) All United States federal income tax returns of Bally Manufacturing Corporation ("Bally") and its consolidated subsidiaries, including the Guarantor and each of its subsidiaries, required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and except for payments of certain taxes owed by U.S. Health, Inc. for which an extension has been requested. All United States federal income tax returns of Bally and its consolidated subsidiaries, including the Guarantor and its subsidiaries, through the fiscal year ended 1982 have been settled and no assessment in connection therewith has been made against the Guarantor or Bally in connection with the business of the Guarantor. The Guarantor and its subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law except insofar as the failure to file such returns individually and in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Guarantor or its subsidiaries, except for such taxes, if any, as






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  are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Guarantor in respect of any income and corporation tax liability for any years not finally determined are adequate (within the meaning of GAAP) to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.


       (xxiv) The Guarantor and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
  (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



       (xxv) The Guarantor and its subsidiaries and Bally have all governmental licenses and other authorizations necessary to carry on a gaming business in New Jersey, as such business is presently conducted and to otherwise own their respective properties and conduct their respective businesses as described in the Prospectus. Neither the Guarantor nor any of its subsidiaries has reason to believe that any of the Gaming Authorities are considering modifying, suspending or revoking any of the gaming licenses held by the Guarantor or any subsidiary or Bally necessary to carry on a gaming business in New Jersey in






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  such a way as to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole, and, to their knowledge, neither the Gaming Authorities nor any other governmental agency is investigating either the Guarantor or any of its subsidiaries or Bally or any directors or executive officers of the Guarantor or any of its subsidiaries or Bally other than in the ordinary course of administrative review. To the best knowledge of the Guarantor and any of its subsidiaries, there is no existing basis for the Gaming Authorities to deny the renewal of the current license(s) held by the Guarantor or any of its subsidiaries or Bally to conduct gaming operations in New Jersey.



       (xxvi) There are no holders of securities of the Guarantor or its subsidiaries who by reason of the filing of the Registration Statement under the 1933 Act have the right to request the Guarantor or any of its subsidiaries to register under the 1933 Act securities held by them.



       (xxvii) The Guarantor is, and immediately after the Closing time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Guarantor on a particular date, that on such date (A) the fair market value of the assets of the Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Guarantor, (B) the present market value of the assets of the Guarantor is greater than the amount that will be required to pay the probable liabilities of the Guarantor on its debts as they become absolute and matured, (C) the Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Guarantor does not have unreasonably small capital.



       (xxviii) The Guarantor and its subsidiaries have conducted and are conducting their business in compliance with all applicable federal, state and local laws, rules, regu-lations, decisions, directives and orders, except where the failure to do so would not, in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.


     (b) Any certificate signed by any officer of the Guarantor or any subsidiary of the Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Guarantor or such subsidiary to each Underwriter as to the matters covered thereby.


   Section 2.  Sale and Delivery to Underwriters; Closing.


     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price agreed upon by the Underwriters and the Company and set forth in the Pricing Agreement, the principal amount of Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement).



         (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price of the Securities to be paid by the several Underwriters and certain other principal terms of the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.


         (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price of the Securities to be paid by the several Underwriters and certain other principal terms of the Securities shall be determined by agreement between the Underwriters and the Company. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.



     (b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on ________, 1994 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer to an account or accounts to be designated by the Company at least one business day prior to Closing Time in immediately available funds, against delivery of the Securities to the Underwriters. The Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least two business days before Closing Time. The Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to Closing Time.


 Section 3. Covenants of the Company. The Company and the Guarantor covenant with the Underwriters as follows:

     (a) The Company and the Guarantor will notify the Underwriters immediately, and (if requested by the Underwriters) will confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.


     (b) The Company and the Guarantor will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object.


     (c) The Company and the Guarantor will deliver to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) as the Underwriters may reasonably request.

     (d) The Company and the Guarantor will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Guarantor will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Company and the Guarantor will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.



     (f) The Company and the Guarantor will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that neither the Guarantor nor the Company shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to general service of process in suits or taxation in any jurisdiction where it is not so subject. In each jurisdiction in which the Securities have been so qualified, the Guarantor and the Company will file such statements and reports as may be required by the laws of such jurisdiction so long as is required for the distribution of the Securities.


     (g) The Guarantor will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Guarantor's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.


     (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds," including the defeasance and retirement of all the Existing
Notes at the Closing Time.

     (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of any amended Prospectus, or, if required by such Rule 430A, a post effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (j) So long as any of the Securities are outstanding, the Guarantor will furnish to the Underwriters and the holders of the Securities as soon as practicable after the end of each fiscal quarter and each fiscal year quarterly unaudited or annual audited consolidated financial statements, as the case may be, including statements of operations, balance sheets and statements of cash flows, as the case may be, of the Guarantor that the Guarantor would be required to include in annual or quarterly reports filed under Section 13 of the 1934 Act, as amended, if the Guarantor had a class of securities listed on a national securities exchange.

     (k) The Company will supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

     (l) Prior to the Closing Time, the Company and the Guarantor shall furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Guarantor and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and Prospectus.

     (m) Prior to the Closing Time, neither the Guarantor nor any of its subsidiaries will issue any press release or other communications directly or indirectly or hold any press conference with respect to the Guarantor or any of its subsidiaries, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, without the prior written consent of the Underwriters, unless in the judgment of the Guarantor and its counsel, and after notification to the Underwriters, such press release or communication is required by law.


     (n) Prior to the Closing Time, the Company and the Guarantor shall deliver to you, in form and substance satisfactory to you, copies of one or more commitments to issue title insurance prepared on the standard ALTA policy form or local equivalent, pursuant to which title insurance companies acceptable to you commit to issue a policy or policies (including, at your request, reinsurance agreements) of title insurance insuring that the Mortgage shall constitute a valid first encumbrance lien on the real property described therein, in the amount of $425,000,000, provided, however, that the lien of the Mortgage will rank pari passu with the lien of the security documents relating to the New Loan Agreement. As soon as the policies are available after the Closing Time, the Company and the Guarantor shall cause to be delivered to you copies of such policies and, if any, endorsements, the originals of which shall be delivered to the Trustee.



     (o) Neither the Guarantor, the Operating Company, the Company, nor Realty Co. will, directly or (other than through an Unrestricted Subsidiary (as defined in the Indenture)) indirectly, without the prior consent of the Underwriters, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any debt securities of the Guarantor or its subsidiaries for a period of 90 days after the date of the Prospectus, other than debt securities representing indebtedness under the definition of Permitted Indebtedness (as defined in the Indenture), except for clauses (vi) and (xi) thereunder.


   Section 4. Payment of Expenses. The Guarantor will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the Pricing Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Trustee,
(viii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (ix) the fee of the National Association of the Securities Dealers, Inc. and (x) the fees charged by the rating agencies in connection with the rating of the Securities.


   If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), the Company and the Guarantor shall be jointly and severally liable to reimburse the Underwriters for all of their reasonable actual out-of-pocket expenses, including the reasonable actual fees and disbursements of counsel for the Underwriters.



   Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Guarantor and the Company herein contained, to the performance by the Guarantor and the Company of their obligations hereunder, and to the following further conditions:


     (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of Merrill Lynch, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the majority in interest of the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursu-ant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

     (b)  At Closing Time the Underwriters shall have received:

     (1) The opinion, dated as of Closing Time, of Benesch, Friedlander, Coplan & Aronoff, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

       (i) Each of the Guarantor and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

       (ii) Each of the Guarantor and its subsidiaries has corporate power and authority to own, lease, license and operate its properties and to conduct its respective business as described in the Prospectus.

       (iii) To their knowledge, neither the Guarantor nor its subsidiaries is required to be qualified as a foreign corporation to transact business in any jurisdiction, except those jurisdictions where the failure to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

       (iv) The Guarantor has authorized, issued and outstanding capital stock as set forth in the Prospectus under "Consolidated Capitalization" and the shares of issued and outstanding capital stock of the Guarantor has been duly authorized and validly issued and are fully paid and non-assessable.

       (v) All of the issued and outstanding capital stock of each subsidiary of the Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and, to their knowledge, is directly or indirectly wholly owned by the Guarantor, free and clear of any security interest, mortgage, pledge, lien, encumbrance, transfer restriction, claim or equity (except those restrictions on transfer set forth in the charter documents of such subsidiaries or required by the Casino Control Act, restrictions imposed by applicable securities laws and the regulations promulgated thereunder or pursuant to revolving credit facilities permitted under clause (i) of the definition of "Permitted Indebtedness" in the Indenture). Except for transactions described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in any subsidiary of the Guarantor.


       (vi) The Indenture has been duly and validly authorized, executed and delivered by the Guarantor, the Company, the Operating Company and Realty Co., and constitutes valid and binding obligations of the Company, the Guarantor, the Operating Company and Realty Co., enforceable against them in accordance with its terms, except as such enforcement may be subject to or limited by (A) bankruptcy, insol- vency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in Section 515 of the Indenture may be unenforceable. The Securities have been duly and validly autho-rized, executed, issued and delivered and, assuming authentication by the Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in
  Section 515 of the Indenture may be unenforceable. The Securities, the Indenture, the Security Documents and the Guaranty conform to the descriptions thereof contained in the Prospectus.


       (vii) The Security Documents have been duly and validly authorized, executed and delivered by the Guarantor, the Company, the Operating Company and Realty Co. and constitute valid and binding obligations of the Guarantor, the Company, the Operating Company and Realty Co. enforceable against the Guarantor, the Company, the Operating Company and Realty Co., in accordance with their respective terms, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

       (viii) The provisions of the Note Pledge Agreement are effective to create, in favor of the Trustee as security for the Obligations, including, but not limited to, the Indebtedness, a valid security interest in the Promissory Note. Assuming possession of the Promissory Note has been obtained by the Trustee in New York and the Promissory Note continues to be held by the Trustee, the security interest of the Trustee in the Promissory Note will be perfected under the Uniform Commercial Code as now in effect in the State of New York and such security interest will be prior to any other security interest therein that may be perfected thereunder.


       (ix) The Guaranty of the Notes has been duly and validly authorized, executed and delivered by the Guarantor and, assuming authentication of the Securities by the Trustee, is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms and entitled to the benefits provided by the Indenture, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and except that the waiver of rights under usury laws contained in Section 515 of the Indenture may be unenforceable.


       (x) Each of the Guarantor, the Company, the Operating Company and Realty Co. has full corporate power and authority to enter into such of the Agreement, the Pricing Agreement, the Indenture, the Guaranty and the Security Documents to which it is a party and the Company has full corporate power and authority to issue, sell, and deliver the Securities.

       (xi) The Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Guarantor, the Company and the Operating Company.

       (xii) To their knowledge, all pending legal or governmental proceedings to which the Guarantor or any subsidiary is a party or to which any of their property is subject which are required to be disclosed in the Registration Statement are so disclosed.

       (xiii) They have been advised that the Registration Statement is effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.


       (xiv) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed with the Commission complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act, as amended, and the rules and regulations of the Commission thereunder.



       (xv) To their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto are correct in all material respects; and, to their knowledge, no default on the part of the Guarantor or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed. All agreements, contracts, indentures, mortgages, loan agreements, notes, leases and other instruments and documents known to us that are material to the Guarantor and its subsidiaries taken as one enterprise have been filed as exhibits to the Registration Statement.



       (xvi) To their knowledge, no default with respect to any Indebtedness known to them entitling the holders thereof to accelerate the maturity thereof exists or will exist with notice or passage of time or as a result of the execution and delivery of this Agreement or the consummation of the transaction contemplated hereby and, to their knowledge, the Company has duly performed or observed all material obligations, agreements, covenants, or conditions contained in any contract, indenture, mortgage, agreement or instrument relating to any Indebtedness.



       (xvii) No authorization, approval, consent or order of any court or governmental agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under state securities law, the 1933 Act or the 1933 Act Regulations, the 1939 Act or such approvals as may be required by the Gaming Authorities; and, to their knowledge, the execution and delivery of this Agreement, the Pricing Agreement, the Indenture, the Guaranty and the Security Documents and the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of the Securities, will not conflict with or constitute a breach of, or default under, or, except as contemplated by the Indenture and the Security Documents, result in the creation or imposition of any, lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument which is known to us and to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Guarantor or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Guarantor or any subsidiary, or any applicable law, administrative regulation or, to their knowledge, administrative or court decree.

       (xviii) Neither the Guarantor nor any of its subsidiaries is, or as a result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.






       (xix) The Company's obligations under the Old Indenture have been satisfied and discharged in accordance with the terms of Section 9.01 thereof and are no longer of any effect except as to those obligations contained in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 5.01, 5.02, 8.07, 8.08, 9.02, 9.03 and
  9.04 thereof and the obligations of the Company to indemnify the Trustee (as defined in the Old Indenture) pursuant to Section 8.07 of the Old
  Indenture, and the Trustee has provided written acknowledgement of such discharge.



   To the extent the opinion above involves questions of New Jersey law, Benesch, Friedlander, Coplan & Aronoff may rely on the opinion of Dennis P. Venuti, general counsel of the Company. To the extent the opinion above involves questions of New York, an opinion of Pryor, Cashman, Sherman & Flynn may be substituted to such extent.


     (2) The opinion, dated as of Closing Time, of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:


       (i) All corporate action on the part of each of the Company, Realty Co. and Operating Company necessary to authorize the execution, delivery and performance of the Security Documents and financing statements has been taken.

       (ii) Each of the Company, Realty Co. and Operating Company has duly executed and delivered each Security Document and each financing statement to which it is a party.



       (iii) Each Security Document, to the extent the laws of the state of New Jersey are stated to govern such document, is the valid and binding obligation of each grantor party thereto, enforceable against each grantor part thereto in accordance with its terms, except as such enforcement may be subject to or limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).



       (iv) The Mortgage is in proper form so as to comply with recording requirements of the State of New Jersey, and upon proper recordation of the Mortgage in the real property recording office of Atlantic County, New Jersey and the payment of the fees due in respect thereof, the Mortgage will create in favor of the Trustee a valid and perfected mortgage lien against the real property Collateral, securing payment of the obligations purported to be secured thereby, and no further action will be required to perfect such lien.



       (v) The provisions of the Mortgage are effective to create, in favor of the Trustee for the benefit of the holders of Securities as security for the Obligations, including, but not limited to, the Indebtedness (both as defined in the Mortgage), a valid security interest in that portion of the Collateral described therein which is subject to Article 9 of the New Jersey Uniform Commercial Code (the "NJ UCC") and which constitutes personal property or fixtures (the "Article 9 Collateral").

       (vi) The financing statements are in appropriate form for filing in the filing offices named in such opinion under the NJ UCC. To extent that the filing of a financing statement is now effective to perfect a security interest in the Article 9 Collateral under the NJ UCC, the security interest in favor of the Trustee in the Article 9 Collateral will be perfected upon the proper filing, acceptance of filing and presentation and acceptance of the fees in respect of the filing of the financing statements in the filing offices named in such opinion. The Uniform Commercial Code search report identifies the correct filing offices and the correct debtor names to search for the identity of persons who under the NJ UCC have on file financing statements against the Operating Company and the Guarantor covering the
  Article 9 Collateral as of the effective date of the UCC search report. The UCC search report identifies no person who has filed a financing statement covering the Article 9 Collateral in the filing offices prior to the financing statements of the Trustee except as set forth on a schedule thereto.



       (vii) Based solely on a review of zoning ordinances, the applicable zoning map and certificates of occupancy, the casino hotel operated by the Operating Company may be operated as such in its present location in compliance with all zoning rules, regulations, ordinances, statutes or requirements applicable to the uses thereto.



       (viii) The descriptions in the Registration Statement under the caption "Investment Considerations--Limitation on Ability to Realize on Collateral" and "--Gaming Regulation" and "Business--Gaming Regulation" insofar as such statements constitute a summary of the provisions of the Casino Control Act applicable to the Company, the Operating Company and the Guarantor when read in their entirety present fairly, in all material respects, the provisions of the Act.

       (ix) No facts have come to their attention which would cause them to believe that the sections of the Prospectus captioned "Investment Considerations--Limitation on Ability to Realize on Collateral" and "--Gaming Regulation" and "Business--Gaming Regulation", (i) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) as of the date of the Prospectus and the Closing Time contained an untrue statement of a material fact or omitted to state any material fact, required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.



       (x) To their knowledge, there is no pending or threatened action by the Gaming Authorities to modify, suspend or revoke any of the gaming licenses held by the Guarantor or any of its subsidiaries or Bally necessary to carry on a gaming business in New Jersey and neither the Gaming Authorities nor any other governmental agency is investigating either the Guarantor or any of its subsidiaries or Bally or any directors or executive officers of the Guarantor or any of its subsidiaries or Bally other than in the ordinary course of licensing or administrative review (other than items which will not adversely affect the continued validity of the casino license held by the Operating Company or the casino service industry license of Bally.



       (xi) No authorization, approval, consent or order of any Gaming Authority is required in connection with the sale of the Securities to the Underwriters, except as such have been obtained.


     (3) The favorable opinion, dated as of Closing Time, of counsel for the Underwriters, with respect to the issuance and sale of the Securities, the

Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably require.

     (4) In giving their opinions required by subsections (a) (1) and (a) (3), respectively, of this Section, counsel for the Company and counsel for the Underwriters shall each additionally state that, in the course of preparation by the Company and the Guarantor of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, representatives of the Underwriters and representatives of its counsel, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and have reviewed certain other documents and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, but without independent check or verification, such counsel confirms to the Underwriters that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the foregoing, such counsel may further state that they assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial data included in or excluded from the Registration Statement or the exhibits to the Registration Statement, and they have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived. Such counsel may also state that, although certain portions of the Registration Statement (including financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the 1933 Act, such counsel are not such experts with respect to any portion of the Registration Statement including, without limitation, such financial statements or schedules or the other financial data included therein.


     (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or any amendment or supplement thereto, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, other than as stated or contemplated in the Prospectus, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Guarantor and the chief financial or chief accounting officer of the Guarantor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Guarantor and its subsidiaries have com plied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.


     (d) At the time of the execution of this Agreement, the Underwriters shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and the Guarantor and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and financial statement schedules includ-ed in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Guarantor and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) at October 31, 1993, there was any change in the capital stock of the Guarantor and its subsidiaries or any increase in the long term debt or any decrease in consolidated net assets of the Guarantor and its subsidiaries as compared with the amounts shown in the September 30, 1993 balance sheet included in the Registration Statement or, during the period from October 1, 1993 to November 30, 1993, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income or net income of the Guarantor and its subsidiaries, or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Guarantor and its subsidiaries or any increase in the consolidated long term debt or any decrease in consolidated net assets of the Guarantor and its subsidiaries as compared with the amounts shown in the September 30, 1993 balance sheet included in the Registration Statement or, during the period from October 1, 1993 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income or net income of the Guarantor and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration State-ment and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Guarantor and its subsidiaries identified in such letter.

     (e) At Closing Time the Underwriters shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.


     (f) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale by the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Guarantor, the Company, the Operating Company or Realty Co. in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.


     (g) The Underwriters shall have received copies of the commitments to issue ALTA title insurance policies relating to the real property portion of the Collateral which will insure the priority of the Mortgage as described in the Prospectus.


     (h) At Closing Time (i) the Company shall have purchased and retired certain Existing Notes held by certain of the Underwriters, (ii) an amount sufficient to defease all of the Company's remaining outstanding Existing Notes for redemption on August 15, 1994 shall have been deposited with the trustee under the indenture relating thereto, (iii) the trustee under such indenture shall have provided written acknowledgment of the discharge pursuant to Section
9.01 thereof and (iv) the security documents securing the Existing Notes shall have been released.

   If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Section 6, 7 and 8 shall remain in effect.

   Section 6.  Indemnification.

     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

       (i) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

       (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Guarantor or the Company; and

       (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by a governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Guarantor or the Company by the Underwriters, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii), with respect to the sale of Securities by an Underwriter to any person, a failure by such Underwriter to give a copy of the Prospectus to such person within the time required by the 1933 Act (unless such failure was the result of the Company's failure to furnish to such Underwriter sufficient copies of the Prospectus on a timely basis) if, but only if, the untrue statement or alleged untrue statement or omission or alleged omission of a material fact was corrected in the Prospectus.

     (b) Each Underwriter severally agrees to indemnify and hold harmless each of the Guarantor and the Company, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Sec-tion, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any suit commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

   Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Guarantor and the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Guarantor and the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover of the Prospectus bears to the initial public offering price and the Guarantor and the Company are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Guarantor and the Company, each officer of the Company and the Guarantor who signed the Registration Statement, and each person, if any, who controls the Guarantor or the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Guarantor and the Company.


   Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Guarantor or the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Guarantor or the Company, and shall survive delivery of the Securities to the Underwriters.

   Section 9.  Termination of the Agreement.

     (a) The Underwriters, may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of Securities, or (iii) if trading in the Common Stock of Bally has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York, New Jersey or Illinois authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

   Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the non- defaulting Underwriter(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriter(s), or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

   No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

   In the event of any such default which does not result in the termination of this Agreement, either the non-defaulting Underwriter(s) or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

   Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Keith L. Horn, Vice President; notices to the

Company shall be directed to it at Bally's Park Place, Inc., Park Place & the Boardwalk, Atlantic City, New Jersey 08401, attention of Wallace R. Barr, President and Chief Operating Officer.

   Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Guarantor, the Company and the Operating Company and their respective successors.

   Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Guarantor, the Company and the Operating Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Guarantor, the Company and the Operating Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

   Section 13. Governing Laws and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said State. Specified times of day refer to New York City Time.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Guarantor, the Company and the Operating Company in accordance with its terms.

                                            Very truly yours,


                                            BALLY'S PARK PLACE FUNDING, INC.


                                            By
                                              Name:
                                              Title:


                                            BALLY'S PARK PLACE, INC.
                                              (Delaware)

                                            By
                                              Name:
                                              Title:


                                            BALLY'S PARK PLACE, INC.
                                              (New Jersey)


                                            By
                                              Name:
                                              Title:

CONFIRMED AND ACCEPTED
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

JEFFERIES & COMPANY, INC.


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



LIBRA INVESTMENTS, INC.


By:  MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By
  Name:
  Title:

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